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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 26, 2000

CONVERGYS CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 East Fourth Street
Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant's telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 5.  Other Events

    On Tuesday, September 26, 2000, Mr. Steven Rolls, the Chief Financial Officer of Convergys, responded to an inquiry from CBS MarketWatch regarding Convergys' share price decline. Mr. Rolls attributed the drop to investor apprehension about a deal that competitor Amdocs announced Monday to provide and support billing systems for Sprint PCS, a customer of Convergys. Mr. Rolls said the concerns are unfounded. In a telephone interview, Mr. Rolls stated that Convergys has anticipated this deal for almost a year and that the financial impact of this contract on Convergys is very, very small. Mr. Rolls also indicated that Convergys remains comfortable with analyst profit estimates for the third quarter and full year.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION
By:	/s/ WILLIAM D. BASKETT III William D. Baskett III General Counsel and Secretary

Date: September 27, 2000

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Item 5. Other Events
SIGNATURES